Exhibit (d)(i)(2)

EXHIBIT A

To the Amended and Restated Investment Advisory Agreement

Between SSGA Funds Management, Inc. and SPDR® Series Trust

As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month. The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, amounts payable pursuant to any plan adopted in accordance with Rule 12b-1, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), acquired fund fees and expenses, litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
SPDR Russell 3000® ETF	0.10%
SPDR Russell 1000® ETF	0.10%
SPDR S&P® 500 Growth ETF	0.15%
SPDR S&P 500 Value ETF	0.15%
SPDR S&P® 1000 ETF	0.10%
SPDR S&P 400 Mid Cap Growth ETF	0.15%
SPDR S&P 400 Mid Cap Value ETF	0.15%
SPDR S&P 600 Small Cap ETF	0.15%
SPDR S&P 600 Small Cap Growth ETF	0.15%
SPDR S&P 600 Small Cap Value ETF	0.15%
SPDR Global Dow ETF	0.50%
SPDR Dow Jones REIT ETF	0.25%
SPDR S&P Bank ETF	0.35%
SPDR S&P Capital Markets ETF	0.35%
SPDR S&P Insurance ETF	0.35%
SPDR Morgan Stanley Technology ETF	0.35%
SPDR S&P Dividend ETF	0.35%
SPDR S&P Aerospace & Defense ETF	0.35%
SPDR S&P Biotech ETF	0.35%
SPDR S&P Health Care Equipment ETF	0.35%
SPDR S&P Health Care Services ETF	0.35%
SPDR S&P Homebuilders ETF	0.35%
SPDR S&P Metals & Mining ETF	0.35%
SPDR S&P Oil & Gas Equipment & Services ETF	0.35%
SPDR S&P Oil & Gas Exploration & Production ETF	0.35%
SPDR S&P Pharmaceuticals ETF	0.35%
SPDR S&P Retail ETF	0.35%
SPDR S&P Semiconductor ETF	0.35%
SPDR S&P Software & Services ETF	0.35%
SPDR S&P Telecom ETF	0.35%
SPDR S&P Transportation ETF	0.35%
SPDR S&P Regional Banking ETF	0.35%
SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	0.1345%
SPDR Bloomberg Barclays Intermediate Term Treasury ETF	0.10%

SPDR Bloomberg Barclays Long Term Treasury ETF	0.10%
SPDR Bloomberg Barclays TIPS ETF	0.15%
SPDR Bloomberg Barclays Aggregate Bond ETF	0.08%
SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	0.30%
SPDR Bloomberg Barclays International Treasury Bond ETF	0.50%
SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	0.20%
SPDR Bloomberg Barclays High Yield Bond ETF	0.40%
SPDR Citi International Government Inflation-Protected Bond ETF	0.50%
SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	0.35%
SPDR Bloomberg Barclays Intermediate Term Corporate Bond ETF	0.12%
SPDR Bloomberg Barclays Long Term Corporate Bond ETF	0.12%
SPDR Bloomberg Barclays Convertible Securities ETF	0.40%
SPDR Bloomberg Barclays Mortgage Backed Bond ETF	0.20%
SPDR Wells Fargo Preferred Stock ETF	0.45%
SPDR Bloomberg Barclays Short Term Corporate Bond ETF	0.12%
SPDR Bloomberg Barclays International Corporate Bond ETF	0.50%
SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	0.50%
SPDR Bloomberg Barclays Issuer Scored Corporate Bond ETF	0.16%
SPDR Nuveen S&P High Yield Municipal Bond ETF	0.50%
SPDR Bloomberg Barclays Short Term Treasury ETF	0.10%
SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	0.15%
SPDR Bloomberg Barclays Short Term High Yield Bond ETF	0.40%
SPDR BofA Merrill Lynch Crossover Corporate Bond ETF	0.40%
SPDR S&P Value Tilt ETF	0.12%
SPDR S&P 1500 Momentum Tilt ETF	0.12%
SPDR SSGA US Large Cap Low Volatility Index ETF	0.12%
SPDR SSGA US Small Cap Low Volatility Index ETF	0.12%
SPDR Bloomberg Barclays 1-10 Year TIPS ETF	0.15%
SPDR Russell 2000 ETF	0.10%
SPDR S&P 500 Buyback ETF	0.35%
SPDR MSCI USA StrategicFactors ETF	0.15%
SPDR S&P 500 High Dividend ETF	0.12%
SPDR S&P 500 Fossil Fuel Reserves Free ETF	0.25%
SPDR Russell 1000 Yield Focus ETF	0.20%
SPDR Russell 1000 Momentum Focus ETF	0.20%
SPDR Russell 1000 Low Volatility Focus ETF	0.20%
SPDR FactSet Innovative Technology ETF	0.45%
SPDR SSGA Gender Diversity Index ETF	0.20%
SPDR S&P Technology Hardware ETF	0.35%
SPDR S&P Internet ETF	0.35%

Exhibit (d)(i)(2)

As consideration for the Adviser’s services to the following Fund, the Adviser shall receive from the Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month. The unitary fee to be paid shall be reduced by any acquired fund fees and expenses attributable to the Fund’s investments in other investment companies. The Adviser will pay all of the expenses of the Fund except for the advisory fee, amounts payable pursuant to any plan adopted in accordance with Rule 12b-1, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
SPDR Dorsey Wright® Fixed Income Allocation ETF	0.60%

Dated: July 31, 2017

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